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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kopin Corporation on Form S-8 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts

November 13, 2001